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                                                                 Exhibit 21

            Socrates  Technologies Corporation and Subsidiaries

                        SUBSIDIARIES OF THE REGISTRANT


The following lists all subsidiaries of Socrates Technologies Corporation as required by Exhibit 21.

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      Name                               State/Country of Incorporation
-----------------------------------      --------------------------------------

1. MVS Modular Vision Systems, Inc.      Quebec, Canada

2. JMR Distributors, Inc.                Virginia

3. Socrates Technologies, Inc.           Maryland

4. Expert, Inc.                          New York

5. Technet Computer Services, Inc.       Virginia
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